1 SEPARATION AND RELEASE AGREEMENT This Separation and Release Agreement (“Agreement”) is made this 16th day of September 2024, between John Wiley & Sons (“Company” or “Wiley”), on behalf of itself and its predecessors, parents, successors, divisions, assigns, affiliates and subsidiaries and You, Christina Van Tassell, Your heirs, executors, administrators, successors and assigns (“You” or “Employee”). When signed by You, this Agreement will confirm the terms of Your separation from the Company and this Agreement will constitute a release of all claims. You have been employed by Wiley as Executive Vice President and Chief Financial Officer and based out of the Company’s Hoboken, New Jersey Corporate Headquarters. Since Your employment relationship with Wiley is ending, the Company has offered You benefits as set forth in this Agreement, certain of which are greater than what You are entitled to otherwise receive, and You have decided to accept the Company’s offer. In consideration of the monies, mutual promises, mutual covenants and terms contained in this Agreement, the Parties agree as follows: 1. Employment Termination: Your last day of active employment with the Company will be September 18, 2024 (“Last Working Date”), and Your employment with the Company will terminate on October 1, 2024 (“Separation Date”). Effective as of the Last Working Date, You shall have resigned from all positions with the Company and its subsidiaries and affiliates, including any officer positions. From and after the Separation Date, You shall not hold any office, title or fiduciary role with the Company. 2. Separation Benefits: In exchange for the promises and releases in this Agreement, and provided You do not revoke the Agreement as permitted in Section 7 below, the Company will provide You with the following benefits and payments: A. Severance: Subject to the terms of this Agreement, You will receive severance equal to 12 months of Your current base salary rate payable in a lump sum in the amount of $650,000.00. Provided that You are in compliance with the terms of this Agreement, Your severance will be paid in the pay cycle following the Effective Date of this Agreement. B. Health, Life, AD&D and Disability Insurance Benefits: Your group benefits coverage will cease at the end of the month of Your Separation Date. Your long-term disability (LTD) insurance coverage will cease on Your Separation Date (paragraph 1). If You timely and properly elect COBRA continuation coverage under the Company’s group health plan, the Company will pay the COBRA premiums for the level of medical dental and vision benefits that are in effect prior to Your last day of employment for 12 months, or until You become covered by another health plan, whichever is sooner. This benefit will be credited against the 18-month extension required by COBRA. Thereafter, Your right to continued coverage will be governed by COBRA and You shall be responsible for COBRA premiums for any remainder of the applicable COBRA continuation period. The company paid benefits excludes flexible spending accounts, life, AD&D, and disability insurance benefits. C. Equity Awards: In accordance with the terms of Your grant agreements: A. You are eligible for prorated participation through Your Separation Date in the FY23-25 and FY24-26 performance cycles, with payout of performance share units based on actual

2 performance at the end of the cycles. Your prorated target numbers of performance share units for these cycles are 12,849 and 12,120, respectively. B. Vested stock options may be exercised for up to ninety (90) days following Your Separation Date. C. All other performance share units, restricted share units and stock options that are not vested on Your Separation Date are forfeited and cancelled. Your UBS One Source account will remain active following Your Separation Date. You should ensure that UBS has a personal email address for You by contacting the UBS call center at (866) 592-7678, or by signing onto Your One Source account at https://onesource.ubs.com/wly. D. Executive Annual Incentive Plan: Per the terms and conditions of the Wiley Annual Incentive Plan, you will not be eligible to receive an incentive payment for FY25. E. You will not be entitled to any other compensation or benefits not provided in this Agreement. You understand, acknowledge and agree that the payment of benefits described in this Agreement, including payments and benefits described in Paragraph 2 herein, are conditioned upon Your execution of this Agreement. You acknowledge and agree that the sums and benefits to be provided under the terms of the Agreement are in addition to those benefits to which You are otherwise entitled. You may revoke this Agreement within seven (7) days after signing it by giving written notice to the Company. To be effective, this revocation must be received by the close of business on the 7th calendar day after You sign the Agreement. If You revoke this Agreement You understand that You will not receive the benefits that are conditioned upon Your execution of the Agreement. This Agreement will not become effective or enforceable unless and until the seven (7)-day revocation period has expired without You revoking it. 3. Deferred Compensation Plan: Under the terms of the Deferred Compensation Plan Your termination will be considered Separation of Service. The Deferred Compensation benefit is subject to a six-month delay and Your first distribution will be made no less than seven (7) months following Your Separation Date and payments will be made according to Your plan elections. 4. Complete Release and Waiver of Claims: You are aware of Your legal rights concerning Your employment with the Company. In exchange for the promises and payments of the Company set forth in paragraph 2, and other consideration as provided herein, to which You otherwise would not be entitled, You agree to irrevocably and unconditionally release (i.e. give up) any and all claims You may now have against the Company and You agree not to sue the Company and any currently or previously-affiliated companies, parent companies, successors or predecessors, and their officers, directors, agents and employees (collectively, the “Releasees”), arising out of the employment relationship between You and the Company (“the “Release’). A. This Release includes any and all past and present claims, demands, obligations, actions, causes of action, damages, costs, debts, liabilities, expenses and compensation of any nature whatsoever, whether known or unknown, foreseen or unforeseen, suspected or unsuspected that You as Releasor had, now have or in the future may or could have against Releasees, including but not limited to those arising under any and all applicable laws, in connection with any rights, claims in law or equity for wrongful or abusive discharge, whistleblowing, discriminatory, or retaliatory treatment under any local, state or federal law, including but not limited to, the Family and Medical Leave Act, the Age Discrimination in Employment Act of 1967, (“ADEA”), the Civil Rights Acts of 1866, 1964 and 1991, the Employee Retirement Income Security Act of 1974, the Older Worker Benefits Protection Act of 1990, the Worker Adjustment Retraining and Notification Act, the Americans with Disabilities Act, the Fair Labor Standards Act, The New York State Human Rights Law, the New York Labor Law, the

3 New York City Human Rights Law, the New York City Paid Safe and Sick Leave Law, The New Jersey Law Against Discrimination, The New Jersey Conscientious Employee Protection Act California Fair Employment and Housing Act, the New Jersey Wage and Hour Law, Colorado Anti-Discrimination Act, Florida Civil Rights Act, Illinois Human Rights Act, Indiana Civil Rights Law, Massachusetts Fair Employment Practices Law, the New York State Human Rights Law, the New York City Human Rights Law, the Worker Adjustment and Retraining Notification Act, the Immigration Reform and Control Act of 1986, the Occupational Safety and Health Act, or any other federal, state, or local statute, law, ordinance, or regulation that may be legally waived; any claims for personal injury, defamation, mental anguish, breach of contract, injury to health and personal reputation and any other claim of any nature whatsoever relating to or in connection with Your employment with Wiley or its subsidiaries, the termination of Your employment, rights, payments and benefits under any employment arrangements, or agreements, any qualified or nonqualified plans, vacation pay, health and other benefits except as otherwise provided You in this Agreement, and excluding any claims by You to enforce Your rights under this Agreement. The provisions of any law that provide in substance that a release shall not extend to unknown or unsuspected claims at the time of execution of this release are, to the extent permitted by law, hereby waived. B. Specific Release of Age Discrimination Claims: You understand and agree that, among other possible rights or claims herein waived or released by You, (i) You are, in particular, waiving rights and claims for age discrimination, including claims under state, federal law, and those based on Age Discrimination in Employment Act (“ADEA”) in exchange for the payments and other consideration described above that are not otherwise due You: and (ii) You are not waiving rights or claims for age discrimination that may arise after the effective date of this Agreement. C. Nothing in this Release and Agreement shall preclude You from bringing a charge or suit to challenge the validity or enforceability of this Agreement under the Age Discrimination in Employment Act, as amended by the Older Worker’s Benefit Protection Act. D. You acknowledge and agree that by virtue of the foregoing, You have waived any relief available for Yourself (including without limitation, monetary damages, equitable relief and reinstatement) under any of the claims and/or causes of action waived in this Agreement. Therefore, You agree that You will not accept any award or settlement from any source or proceeding (including but not limited to any proceeding brought by any other person or by any government agency) with respect to any claim or right waived in this Agreement. E. Nothing in this Agreement shall be a waiver of: (i) any claim for failure to provide vested benefits under an employee benefit or equity plan sponsored by Company, to which you are legally entitled, if any; (ii) claims for enforcement of this Agreement; (iii) claims that may arise after the Effective Date of this Agreement; or (iv) any claims that cannot be waived by law; (v) any claim you have to statutory, contractual or common law indemnification or advancement and/or under applicable insurance policies of the Company; or (vi) your right to file a charge with or participate in or provide information in connection with any investigation or proceeding conducted by the U.S. Equal Employment Opportunity Commission, Securities and Exchange Commission (SEC) or other government agency or self-regulatory body, subject to the limitations in sub-Paragraph (D) above. F. Covenant Not To Sue Company: You shall not file any suit, claim or complaint in a court of law against Releasees arising out of, or relating to, Your employment with Company, or employment decisions made by Company. You and the Company acknowledge and agree that this covenant not to file any suit, claim or complaint is an essential and material part of this Agreement and that without its inclusion, this Agreement would not have been reached by the parties.

4 5. Acknowledgements & Reimbursements: You acknowledge that You have received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which You may be entitled as of the Effective Date of this Agreement and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions and/or benefits are due to You, except as provided in this Agreement. You furthermore affirm that You have no known workplace injuries or occupational diseases. You and the Company expressly consent that this Agreement shall be given full force and effect according to each and all of its terms and provisions. You acknowledge and agree that any and all expenses requiring reimbursement under the Executive Perquisites Policy will be properly and timely submitted on or before September 20, 2024. The Company agrees to pay your reasonable legal fees incurred in connection with the negotiation of this Agreement in an amount not to exceed $7,000 upon submission of a valid invoice. 6. Post-Termination Obligations and Restrictive Covenants A. Acknowledgement: You understand and acknowledge that by virtue of Your employment with the Company, You had access to and knowledge of Confidential Information, were in a position of trust and confidence with the Company, and benefitted from the Company’s goodwill. You understand and acknowledge that the Company invested significant time and expense in developing the Confidential Information and goodwill. You further understand and acknowledge that the restrictive covenants below are necessary to protect the Company’s legitimate business interests in its Confidential Information and goodwill. You further understand and acknowledge that the Company’s ability to reserve these for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company and that the Company would be irreparably harmed if You violate the restrictive covenants below. B. Confidentiality: • Continuing Confidentiality Obligation: You acknowledge that during the course of employment with the Company, You were privy to certain confidential information which was communicated to You verbally or in writing, relating to the Company, its businesses, its customers, trade secrets, know-how, inventions, techniques, processes, algorithms, software programs, hardware designs, schematics, designs, contracts, customer lists, financial information, sales and marketing plans, business plans and information, products, current and potential business partners, customers or other third parties (collectively, “Third Parties”), or other information which is not known to the public, and which may include material developed by You in the course of Your employment. You acknowledge that all such information is and shall be deemed to be “Confidential Information” belonging to the Company or Third Parties. You agree to protect such Confidential Information from disclosure with the same degree of care that You normally use to protect Your own confidential information, but not less than reasonable care, shall not divulge any such Confidential Information to anyone and shall not make use of the same without prior written consent of the Company. All Confidential Information is and shall remain the property of the Company (or the applicable Third Party), and You shall not acquire any rights therein. C. Non-Competition and Non-Solicitation: In consideration of the payments set forth in paragraph 2, other consideration as provided herein and other good and valuable consideration, to which You

5 otherwise would not be entitled, You again represent and agree that You will comply with the following terms and conditions: For a period of one year from October 1, 2024, You agree that You shall not directly or indirectly render services in a role or position with duties and responsibilities similar to the position currently held with Wiley for any company or individual that competes with Wiley without first notifying and obtaining consent from Wiley’s General Counsel, which shall not be unduly withheld; provided, however, that it shall not be a violation hereof for You to own and manage the interests held by You prior to Your employment with Wiley as separately previously disclosed to Wiley or to have beneficial ownership of less than 1% of the outstanding amount of any class of securities listed on a national or foreign securities exchange or an inter- dealer quotation system; and For a period of one year from October 1, 2024, You agree that You shall not directly, or indirectly through another entity, (i) induce or attempt to induce any employee of Wiley or any affiliate to leave the employ of Wiley or such affiliate, or in any way interfere with the relationship between Wiley or any affiliate and any employee thereof; (ii) hire any person who was an employee of Wiley or any affiliate within the previous 365 days prior to your Separation Date; or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of Wiley or any affiliate to cease doing business with Wiley or such affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, franchisee or business relation and Wiley or any affiliate (including, without limitation, making any negative statements or communications about Wiley or its affiliates). D. Restrictive Covenant Remedies: Should You engage in prohibited conduct at any time through October 1, 2025, You and the Company acknowledge and agree that the Company will or would suffer irreparable injury in the event of a breach or violation or threatened breach or violation of the provisions set forth in this Paragraph 6 and agree that in the event of a breach or violation of such provisions, the Company may seek injunctive relief from a Court of competent jurisdiction to prohibit any such violation or breach, and that such right to injunctive relief will be in addition to any other remedy which may be ordered by the Court or an arbitrator. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief. E. Disclosures/ Mutual Non-Disparagement: You agree and covenant that You will not engage in conduct or disclose any information which directly or indirectly discredits or disparages the Company or any of the Releasees to any third parties, including but not limited to customers, current and former Company employees, authors, investors, partner institutions and students, in any manner including without limitation through social media, and that You will characterize the Company, any of the Company’s products, services, business and its employees, officers and directors in a positive manner if You choose to talk about the Company at all. You acknowledge and agree that this prohibition includes, without limitation, making or publishing any such defamatory, libelous, slanderous, reckless, or maliciously untrue statements, such that they are made with knowledge of their falsity or with reckless disregard for their truth or falsity, or other content, but does not include statements that are not maliciously untrue or otherwise protected under the NLRA Section 7. If the Company reasonable determines that You have breached your obligations under this Section 6(E), You shall immediately forfeit any remaining separation payments and benefits due under this Agreement. In addition, You agree to repay any separation payments and benefits already received within thirty (30) days of the Company’s written demand. The Company retains and reserves the right to pursue any other remedies available under law or this Agreement in the event of a breach of Your non-disparagement obligations under this Agreement.

6 The provisions of this paragraph (6) shall survive termination or expiration of this Agreement. 7. Acknowledgment of Receipt of Agreement/Revocation: You acknowledge receiving this Agreement on the date indicated above, and that You have twenty-one (21) days from that date to consider the terms of this Agreement. You understand that if You do not sign this agreement by the end of the twenty-one (21) day period it will become null and void. You further acknowledge that: (a) You took advantage of this period to consider this Agreement before signing it; (b) You have carefully read this Agreement, and each of its provisions; (c) You fully understand what the Agreement, and each of its provisions, means; and (d) You are entering into the Agreement, and each of its provisions, knowingly and voluntarily. This Agreement is revocable by You for seven (7) days after it is signed by You. This Agreement shall not be effective or enforceable until the period for revocation has expired (“Effective Date”). If revoked, such notice of revocation shall be submitted by You, in writing, to me no later than the close of business on the seventh (7th) day following the date You originally sign this Agreement. 8. Tolling: If You violate any of the post-termination obligations in this Agreement, the obligation at issue will run from the first date on which You cease to be in violation of such obligation. 9. Taxes: All withholding taxes and other payroll taxes will be deducted from all payments due You under this Agreement. Any and all taxes that may be due by You as a result of payments made to You hereunder shall be Your responsibility. 10. Section 409A This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (Section 409A), including the exceptions thereto, and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made under this Agreement in connection with a termination of employment shall only be made if such termination constitutes a "separation from service" under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by You on account of non-compliance with Section 409A. 11. Return of Company Property: You are responsible for returning all property belonging to the Company by October 1, 2024, including identification cards, laptop, computers, telephones, mobile phones, electronically stored documents or files and any other Company property in Your possession, provided, however You shall retain your mobile phone device (and permit the Company to wipe its contents and port the number and billing to You), computer peripherals (screen and docking station), the Company shall transfer your personal Salesforce license back to You, You shall arrange a visit to the office, accompanied and after-hours, to retrieve your personal property. 12. Section 16 Obligations after Separation from the Company: After You leave Your position as officer and director of the Company, You will not be subject to Section 16 obligations. However, under related federal securities obligations, after You leave the Company, You still may not buy or sell Company securities based on any material nonpublic information you obtained from your service with

7 the Company or any person or party associated with the Company, and You may not provide that information to any other person. If You have any questions about your Section 16 obligations, the Company's policies and procedures or the application of Section 16 to any proposed transaction in Company securities, please contact Corpsec@wiley.com. 13. References: It is agreed that with respect to inquiries or requests for references by past, present or prospective employers, you will direct prospective employers to The Work Number; www.theworknumber.com or 1-800-367-5690 and the Company will provide dates of employment and job title. Wiley’s employer code is: 26316. 14. Entire Agreement: This Agreement sets forth Your full and complete rights, payments and benefits and represents the entire agreement between the parties, superseding all other agreements and commitments whether oral or written. You acknowledge that You are not relying upon any representations or statements, written or oral, made by or on behalf of the Company not set forth herein. 15. Applicable Law: This Agreement shall be construed in accordance with New York law without regard to such State’s conflict of law rules. Any dispute arising from or related to this Agreement shall be brought exclusively before the courts located in the State and County of New York. 16. Non-Admission: Nothing in this Agreement is intended to be nor shall be deemed to be an admission of liability by any party, or an admission of the existence of any facts upon which liability could be based. 17. Your Right to Consult with an Attorney: You acknowledge that You have been advised of Your right to consult with an attorney prior to signing this Agreement and that sufficient opportunity has been made available to You to consult with an attorney. 18. Voluntary and Knowing Action: You acknowledge that You have read this document, and that You understand its meaning. You acknowledge that You agree to the terms of this Agreement and Release knowingly, voluntarily and with full knowledge of its implications. The parties hereto confirm agreement by the signatures shown below. John Wiley & Sons, Inc. By: Christina Van Tassell Danielle McMahan EVP and Chief People Officer Date Date Christina Van Tassell (Oct 1, 2024 12:02 EDT) Christina Van Tassell October 1, 2024 Danielle McMahan (Oct 1, 2024 16:03 EDT) Danielle McMahan 10/1/24